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                          COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE
                               CORPORATION BUREAU
                         Room 308, NORTH OFFICE BUILDING
                         HARRISBURG, PENNSYLVANIA 17120



                                 APRIL 04, 1990

DICESARE-ENGLER, INC.






                  THE CORPORATION BUREAU IS HAPPY TO SEND YOU YOUR FILED DOCUMENT. PLEASE NOTE THE FILE DATE AND SIGNATURE OF THE SECRETARY OF THE COMMONWEALTH. THE CORPORATION BUREAU IS HERE TO SERVE YOU AND WANTS TO THANK YOU FOR DOING BUSINESS IN PENNSYLVANIA.





                                                     ENTITY NUMBER: 0801966
                                                     MICROFILM NUMBER: 09015

                                                                       1390-1391


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                          COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE
                               CORPORATION BUREAU


1.       Name of Corporation:         Cross Country Entertainment, Inc.

2.       Location in Commonwealth:    4423 Bigelow Boulevard, Pittsburgh,
                                      PA 15213

3.       Statute under which incorporated:  The business Corporation Law of the
                                            Commonwealth of Pennsylvania, as
                                            approved May 5, 1933, P.L. 364, as
                                            amended.

4.       Date of incorporation:       July 2, 1984

5.       Omitted

6.       a. Outstanding shares:       1,000 shares
         b. Shares entitled to vote:  1,000 shares

7.       a. Shares voted in favor of amendment:      1,000 shares

8.       Amendment adopted:
                  RESOLVED, that Paragraph 1 of the Articles of incorporation of Cross Country Entertainment, Inc., is hereby amended to read as follows:

             "The name of the corporation is DiCesare-Engler, Inc."

                                              Cross Country Entertainment, Inc.

                                              (name of corporation)

Attest:                                       By: /s/ Patrick J. DiCesare
                                                      -------------------------
                                                      Patrick J. DiCesare
/s/ Richard A. Engler                                 President
------------------------------
Richard A. Engler
Secretary


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